Filed Pursuant to Rule 433
Issuer Free Writing Prospectus
Registration File Nos: 333-222136 and 333-222136-01

Alexandria Real Estate Equities, Inc.

Fully and unconditionally guaranteed by Alexandria Real Estate Equities, L.P.

This pricing term sheet supplements Alexandria Real Estate Equities, Inc.’s preliminary prospectus supplement, dated March 12, 2019 (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, relating to this offering, and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement.  In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement.

Final Terms and Conditions Applicable to

$200,000,000 4.000% Senior Notes due 2024

Issuer:	Alexandria Real Estate Equities, Inc.

Security Description:	4.000% Senior Notes due 2024

Guarantee/Guarantor:	Fully and unconditionally guaranteed by Alexandria Real Estate Equities, L.P.

Expected Ratings:*	Moody’s: Baa1 / S&P: BBB+

Size:	$200,000,000

Maturity Date:	January 15, 2024

Price to Public:	102.368%

Interest Rate:	4.000% per annum

Yield to Maturity:	3.453%

Spread to Benchmark Treasury:	T+105 basis points

Benchmark Treasury:	2.375% due February 29, 2024

Benchmark Treasury Price and Yield:	99-27 ¾ / 2.403%

Interest Payment Dates:	Each January 15 and July 15, beginning on July 15, 2019

Optional Redemption:

The redemption price for notes that are redeemed before December 15, 2023 (one month prior to the stated maturity date of the notes) will be equal to the sum of (i) 100% of the principal amount of the notes being redeemed, (ii) accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption, and (iii) a make-whole amount, if any (T+20 bps).

The redemption price for notes that are redeemed on or after December 15, 2023 will be equal to the sum of 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon.

Joint Book-Running Managers:	Goldman Sachs & Co. LLC Citigroup Global Markets Inc. J.P. Morgan Securities LLC SMBC Nikko Securities America, Inc.

Co-Managers:

Barclays Capital Inc.

BB&T Capital Markets, a division of BB&T Securities, LLC

BBVA Securities Inc.

BNP Paribas Securities Corp.

Capital One Securities, Inc.

Evercore Group L.L.C.

Fifth Third Securities, Inc.

Mizuho Securities USA LLC

PNC Capital Markets LLC

RBC Capital Markets, LLC

Regions Securities LLC

Samuel A. Ramirez & Company, Inc.

Scotia Capital (USA) Inc.

SunTrust Robinson Humphrey, Inc.

TD Securities (USA) LLC

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

CUSIP / ISIN:	015271 AM1 / US015271AM12

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Trade Date:	March 12, 2019

Settlement Date:	March 21, 2019 (T+7)**

Other Information:

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Issuer or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.

*                                         Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**                                  The Issuer expects that delivery of the notes will be made to investors on or about March 21, 2019, which will be the seventh business day following the date of the prospectus supplement (such settlement being referred to as “T+7”).  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade the notes on the date of pricing of the notes or the next four succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+7 to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

The Issuer and the Guarantor have filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents that the Issuer and the Guarantor have filed with the SEC for more complete information about the Issuer, the Guarantor and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the Issuer, the Guarantor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the accompanying prospectus supplement if you request it by contacting: Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, telephone: 866-471-2526, fax: 212-902-9316 or e-mail: prospectus-ny@ny.email.gs.com; Citigroup Global Markets Inc. at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 800-831-9146 or e-mail: prospectus@citi.com; J.P. Morgan Securities LLC at 383 Madison Avenue, New York, NY 10179, Attn: Investment Grade Syndicate Desk, 3rd Floor, telephone (collect): 212-834-4533; or SMBC Nikko Securities America, Inc. at 277 Park Avenue, New York, NY 10172, Attn: Securities Operations, telephone: 888-868-6856.

Final Terms and Conditions Applicable to

$350,000,000 3.800% Senior Notes due 2026

Issuer:	Alexandria Real Estate Equities, Inc.

Security Description:	3.800% Senior Notes due 2026

Guarantee/Guarantor:	Fully and unconditionally guaranteed by Alexandria Real Estate Equities, L.P.

Expected Ratings:*	Moody’s: Baa1 / S&P: BBB+

Size:	$350,000,000

Maturity Date:	April 15, 2026

Price to Public:	99.893%

Interest Rate:	3.800% per annum

Yield to Maturity:	3.817%

Spread to Benchmark Treasury:	T+132 basis points

Benchmark Treasury:	2.500% due February 28, 2026

Benchmark Treasury Price and Yield:	100-00+ / 2.497%

Interest Payment Dates:	Each April 15 and October 15, beginning on October 15, 2019

Optional Redemption:

The redemption price for notes that are redeemed before February 15, 2026 (two months prior to the stated maturity date of the notes) will be equal to the sum of (i) 100% of the principal amount of the notes being redeemed, (ii) accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption, and (iii) a make-whole amount, if any (T+20 bps).

The redemption price for notes that are redeemed on or after February 15, 2026 will be equal to the sum of 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon.

Joint Book-Running Managers:	Goldman Sachs & Co. LLC Citigroup Global Markets Inc. J.P. Morgan Securities LLC SMBC Nikko Securities America, Inc.

Co-Managers:

Barclays Capital Inc.

BB&T Capital Markets, a division of BB&T Securities, LLC

BBVA Securities Inc.

BNP Paribas Securities Corp.

Capital One Securities, Inc.

Evercore Group L.L.C.

Fifth Third Securities, Inc.

Mizuho Securities USA LLC

PNC Capital Markets LLC

RBC Capital Markets, LLC

Regions Securities LLC

Samuel A. Ramirez & Company, Inc.

Scotia Capital (USA) Inc.

SunTrust Robinson Humphrey, Inc.

TD Securities (USA) LLC

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

CUSIP / ISIN:	015271 AP4 / US015271AP43

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Trade Date:	March 12, 2019

Settlement Date:	March 21, 2019 (T+7)**

Other Information:

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Issuer or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.

*                                         Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**                                  The Issuer expects that delivery of the notes will be made to investors on or about March 21, 2019, which will be the seventh business day following the date of the prospectus supplement (such settlement being referred to as “T+7”).  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade the notes on the date of pricing of the notes or the next four succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+7 to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

The Issuer and the Guarantor have filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents that the Issuer and the Guarantor have filed with the SEC for more complete information about the Issuer, the Guarantor and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the Issuer, the Guarantor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the accompanying prospectus supplement if you request it by contacting: Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, telephone: 866-471-2526, fax: 212-902-9316 or e-mail: prospectus-ny@ny.email.gs.com; Citigroup Global Markets Inc. at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 800-831-9146 or e-mail: prospectus@citi.com; J.P. Morgan Securities LLC at 383 Madison Avenue, New York, NY 10179, Attn: Investment Grade Syndicate Desk, 3rd Floor, telephone (collect): 212-834-4533; or SMBC Nikko Securities America, Inc. at 277 Park Avenue, New York, NY 10172, Attn: Securities Operations, telephone: 888-868-6856.

Final Terms and Conditions Applicable to

$300,000,000 4.850% Senior Notes due 2049

Issuer:	Alexandria Real Estate Equities, Inc.

Security Description:	4.850% Senior Notes due 2049

Guarantee/Guarantor:	Fully and unconditionally guaranteed by Alexandria Real Estate Equities, L.P.

Expected Ratings:*	Moody’s: Baa1 / S&P: BBB+

Size:	$300,000,000

Maturity Date:	April 15, 2049

Price to Public:	99.949%

Interest Rate:	4.850% per annum

Yield to Maturity:	4.853%

Spread to Benchmark Treasury:	T+187 basis points

Benchmark Treasury:	3.375% due November 15, 2048

Benchmark Treasury Price and Yield:	107-21+ / 2.983%

Interest Payment Dates:	Each April 15 and October 15, beginning on October 15, 2019

Optional Redemption:

The redemption price for notes that are redeemed before October 15, 2048 (six months prior to the stated maturity date of the notes) will be equal to the sum of (i) 100% of the principal amount of the notes being redeemed, (ii) accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption, and (iii) a make-whole amount, if any (T+30 bps).

The redemption price for notes that are redeemed on or after October 15, 2048 will be equal to the sum of 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon.

Joint Book-Running Managers:	Goldman Sachs & Co. LLC Citigroup Global Markets Inc. J.P. Morgan Securities LLC SMBC Nikko Securities America, Inc.

Co-Managers:

Barclays Capital Inc.

BB&T Capital Markets, a division of BB&T Securities, LLC

BBVA Securities Inc.

BNP Paribas Securities Corp.

Capital One Securities, Inc.

Evercore Group L.L.C.

Fifth Third Securities, Inc.

Mizuho Securities USA LLC

PNC Capital Markets LLC

RBC Capital Markets, LLC

Regions Securities LLC

Samuel A. Ramirez & Company, Inc.

Scotia Capital (USA) Inc.

SunTrust Robinson Humphrey, Inc.

TD Securities (USA) LLC

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

CUSIP / ISIN:	015271 AQ2 / US015271AQ26

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Trade Date:	March 12, 2019

Settlement Date:	March 21, 2019 (T+7)**

Other Information:

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Issuer or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.

*                                         Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**                                  The Issuer expects that delivery of the notes will be made to investors on or about March 21, 2019, which will be the seventh business day following the date of the prospectus supplement (such settlement being referred to as “T+7”).  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade the notes on the date of pricing of the notes or the next four succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+7 to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

The Issuer and the Guarantor have filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents that the Issuer and the Guarantor have filed with the SEC for more complete information about the Issuer, the Guarantor and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the Issuer, the Guarantor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the accompanying prospectus supplement if you request it by contacting: Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, telephone: 866-471-2526, fax: 212-902-9316 or e-mail: prospectus-ny@ny.email.gs.com; Citigroup Global Markets Inc. at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 800-831-9146 or e-mail: prospectus@citi.com; J.P. Morgan Securities LLC at 383 Madison Avenue, New York, NY 10179, Attn: Investment Grade Syndicate Desk, 3rd Floor, telephone (collect): 212-834-4533; or SMBC Nikko Securities America, Inc. at 277 Park Avenue, New York, NY 10172, Attn: Securities Operations, telephone: 888-868-6856.